CANADIAN ASSET PURCHASE AGREEMENT

         THIS CANADIAN ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 19th day of December 1997 between Connetics Corporation, a Delaware corporation ("Connetics") and Pharmascience, Inc., a Canadian corporation ("Pharmascience").


                                    Recitals

         A.  Connetics  sells  certain  prescription   pharmaceutical  products,
specifically Ridaura(R) capsules (auranofin 3 mg) (the "Products") in the United States and Canada;

         B. Pharmascience desires to purchase and Connetics desires to sell the rights to sell the Products in Canada and the Intellectual Property (as defined below).


                                    Agreement

         Therefore, in consideration of the premises and the mutual covenants, agreements and representations herein contained and intending to be legally bound, Connetics and Pharmascience agree as follows:


                                    SECTION 1
                                 INTERPRETATION

         1.1 Definitions. Where used in this Agreement the following words or phrases shall have the meanings set forth below unless the context specifically indicates:

                  (a) "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity controlled by, controlling, or under common control with another entity; with "control" meaning direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of such corporation, or more than fifty percent (50%) interest in the decision-making authority of such other unincorporated business entity;

                  (b) "Business Day" means any day excluding Saturday, Sunday and any other day which in the United States is a national legal holiday or any day on which U.S. national banking institutions are authorized by law to close;

                  (c) "Intellectual Property" means all trademarks (whether registered or unregistered), trade names and applications therefor, brand names, logotypes and symbols unique to the Products to the extent owned by or licensed to and used by Connetics in the Territory in the sale of Products, all renewals, modifications and extensions thereof, together with the goodwill associated therewith, including, without limitation, such of the foregoing as are listed or described in Exhibit A, all copyrights (whether registered or unregistered), trade secrets, trade dress relating to the size, shape and color of packaging and capsules, formulations, designs, discoveries, processes, manufacturing techniques, improvements, ideas, or copyrightable works, to the extent owned by or licensed to and used by Connetics uniquely in the sale of the Products in the

Territory, including, without limitation, those that are listed in Exhibit A; provided, however, that "Intellectual Property" does not include the Connetics name or any variation thereof, the SmithKline Beecham name or any variation thereof, or the corresponding logos of the Products (except for the trademarks listed in Exhibit A);

                  (d) "NDS" means Canadian NDS File No. 9427-S1376/4-27, Control No. 7HN906405, issued on September 12, 1985;

                  (e) "Purchase Price" means the purchase price payable to Connetics for the Purchased Assets provided for in Section 3;

                  (f) "Purchased Assets" means the property and assets described in Section 2.1;

                  (g) "SmithKline" means SmithKline Beecham Corporation, a Pennsylvania corporation;

                  (h) "Supply Agreement" means the agreement between Connetics and Pharmascience substantially in the form of Exhibit B hereto;

                  (i) "Territory" means Canada; and

                  (j) "Time of Closing" means 1:00 o'clock in the afternoon (California time) on December 17, 1997 or such other date as the parties shall mutually agree at which time the parties are to deliver the closing documents described in Section 9.

         1.2 Currency. All dollar amounts referred to in this Agreement are in U.S. Dollars.

         1.3 Headings, etc. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof.


                                    SECTION 2
                                PURCHASED ASSETS

         2.1 Assets to be Sold and Purchased. Subject to the terms and conditions of this Agreement, Connetics shall sell, assign and transfer to Pharmascience and Pharmascience shall purchase from Connetics, at the Time of Closing, all rights, title and interest of Connetics in the Purchased Assets. The "Purchased Assets" shall consist of:

                  (a) the Intellectual Property and the NDS;

                  (b) Connetics' existing lists of current, past and prospective customers in the Territory for the Products, records of volumes of sales and actual selling price by customer by month in the Territory for the eleven months ending November 30, 1997 and written contracts and documentation in Connetics' possession pertaining to the same; provided, however, that Connetics retains its rights to such information with respect to sales of Connetics' other products;

                  (c)  Connetics'  existing  files  pertaining  to the  Products
(whether in written or machine readable form) and unique to the Territory including, without limitation, Canadian regulatory files pertaining to the Products (including applications and registrations, as applicable), market studies, marketing plans, key physician records, copies of consumer complaint files, sales histories, quality control histories, and all other information and data pertaining to the Products owned by Connetics and unique to the Territory, which is in the possession of Connetics and is accessible by Connetics with reasonable efforts;

                  (d) all work in progress with respect to the improvement, planning, promotion, production, development and distribution of the Products in the Territory, including, without limitation, all papers and promotional materials on hand, all original art mechanicals and artwork for the production of packaging components, television masters, agreements with advertising agencies and other materials associated with the Products and unique to the Territory; and

                  (e) all unfilled customer orders for the Products in the Territory as of the Time of Closing (a list of such orders to be provided to Pharmascience promptly after the Time of Closing).

                  In addition, at the Time of Closing, Connetics shall provide to Pharmascience (i) copies of all existing information in its possession relating to the stability and shelf life of the Products and (ii) fifty (50) copies of each item of printed marketing or promotional materials currently used by Connetics for the Products.

         2.2      Liabilities.

                  (a) Subject to the provisions of Section 13.1 below, Pharmascience shall be liable for all liabilities relating to actions taken or omissions to act from and after the Time of Closing related to the Purchased Assets, including any cost, claim, expense, loss or liability arising from any product liability claim or lawsuit or any governmental agency action or notification relating to actions taken or omissions to act from and after the Time of Closing (the foregoing liabilities being assumed by Pharmascience hereinafter referred to as the "Assumed Liabilities"); provided, however, that in the event the Closing does not occur and Pharmascience does not acquire the Purchased Assets as contemplated by this Agreement, then Pharmascience shall not assume, and shall not be liable for, the Assumed Liabilities for any period of time.

                  (b) Prior to and after the Time of Closing, Connetics shall promptly pay and discharge all liabilities arising prior to the Time of Closing in respect of the Purchased Assets as such liabilities come due.

                  (c) Except for the Assumed Liabilities and subject to the provisions of Section 13.1 below, Pharmascience shall not assume or be liable for any liabilities whatsoever, including, without limitation, product liability, liability in tort (including unripened liabilities due to past actions or sales), indebtedness for money borrowed, tax liabilities, obligations to employees, and liabilities for trade promotions related to the Purchased Assets and to acts or omissions occurring prior to the Time of Closing.

                  (d) Pharmascience shall assume all responsibilities with regard to protecting and maintaining the Intellectual Property and the NDS in the Territory after the Time of Closing. Without limiting the foregoing, Pharmascience shall be responsible for the maintenance of trademarks in the Territory from the Time of Closing, including all costs associated therewith.

         2.3 No Rights Outside the Territory. No rights are granted to Pharmascience by this Agreement to use, promote, sell or otherwise distribute the Products, directly or indirectly, outside the Territory. Notwithstanding the sale of the Purchased Assets, Connetics retains the right to utilize the Intellectual Property (other than trademarks unique to the Territory) with respect to the marketing and sale outside the Territory of Products.


                                    SECTION 3
                                 PURCHASE PRICE

         3.1 Purchase Price. The Purchase Price payable to Connetics for the Purchased Assets shall be $1,000 and shall be payable to Connetics by check or wire transfer at the Closing.

         3.2 Transfer Taxes. Pharmascience shall be liable for and shall pay all Canadian, provincial and local sales, use, and international withholding taxes imposed by law on Pharmascience in connection with the conveyance and transfer of the Purchased Assets by Connetics to Pharmascience.


                                    SECTION 4
                   REPRESENTATIONS AND WARRANTIES OF CONNETICS

         Connetics hereby represents and warrants to Pharmascience as follows and acknowledges that Pharmascience is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

         4.1 Incorporation, Organization and Qualification. Connetics is a corporation duly incorporated, validly existing and in good standing under the law of the jurisdiction of its incorporation, and has the corporate power to own or lease its property and to carry on its business as now being conducted by it. Connetics is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it with respect to the Purchased Assets or the Products makes such qualification necessary, except in such jurisdictions where the failure to so qualify does not in the aggregate have a material adverse effect on Connetics' business taken as a whole.

         4.2 Authorization and Validity of Agreement. Connetics has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and any other agreements or instruments executed in connection herewith and the performance of its obligations hereunder has been duly authorized by all necessary corporate action by the Board of Directors of Connetics, and no other corporate proceedings on the part of Connetics are necessary to authorize such execution, delivery and performance. The Agreement has been duly executed by Connetics and constitutes the valid and binding obligation of Connetics, enforceable against Connetics in accordance with its terms. Execution of this

Agreement and consummation of the transactions contemplated hereby, will not result in the violation of, or conflict with, any of the terms and provisions of the certificate of incorporation or by-laws of Connetics or of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over Connetics, the Products or the Purchased Assets or of any indenture or other written agreement to which Connetics may be a party.

         4.3 Title to Purchased Assets. Connetics is the sole owner of the Purchased Assets with good title thereto free and clear of any mortgage, lien, charge, security interest (except for the security interests presently held by SmithKline and Silicon Valley Bank, which must be released prior to the Closing), adverse claim or other encumbrance whatsoever (collectively, "Encumbrances"), and at the Time of Closing will have the right to transfer to Pharmascience good title thereto, free and clear of all Encumbrances.

         4.4 Litigation. To the best of Connetics' knowledge, there are no actions, suits, proceedings, investigations, arbitration proceedings or other proceedings pending or threatened against or affecting the Purchased Assets at law or in equity or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before any arbitrator which actions, suits or arbitration proceedings or other proceedings relate to the Purchased Assets, and Connetics is not aware of any existing grounds on which any such action, suit or proceeding might be commenced and there is not currently outstanding against Connetics any judgment, decree, injunction, rule, order or award of any court, governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign, or arbitrator and relating to the Purchased Assets. During the time that Connetics has owned the Purchased Assets, there has not been any occurrence of, nor is there under consideration or investigation by Connetics of, any product recall, or post-sale warning conducted by or on behalf of Connetics concerning any Product or any product recall conducted by or on behalf of any entity as a result of any alleged defect in any Product.

         4.5 Regulatory Issues. Connetics has previously delivered or made available to Pharmascience all material regulatory issues, to the best of Connetics' knowledge, with respect to the Products in the Territory.

         4.6 Compliance with Law. To the best of Connetics' knowledge, SmithKline has conducted and is currently conducting the sale of the Products in the Territory in compliance with all applicable laws, rules, regulations and court or administrative orders and processes.

         4.7 No Default Under Agreements. To the best of Connetics' knowledge, there are no contracts that relate to the Products in the Territory. To the extent any such contracts exist, Connetics will (upon the request of Pharmascience) use its best efforts to facilitate the transfer of such contracts, and the rights and responsibilities thereunder from SmithKline or Connetics, as the case may be, to Pharmascience.

         4.8 Intellectual Property Rights.

                  (a) Connetics is the beneficial owner of all right, title and interest in the Intellectual Property and the registered owner of all right, title and interest in the items listed on

Exhibit A, and has the right to use, license, sublicense or assign the Intellectual Property without liability to, or any requirement to obtain the consent of, any other person, except as described in Exhibit A. Except as set forth in Exhibit A there are no agreements, understandings, instruments, contracts, trade secrets or other proprietary rights to or from Connetics affecting the Intellectual Property.

                  (b) Except as otherwise set forth therein, all of the Intellectual Property listed in Exhibit C as registered or filed has been duly registered or filed in the Canadian Trademark Office and is currently valid.

                  (c) To the best of Connetics' knowledge, there are no infringements, threats of infringements or asserted or unasserted claims by Connetics of infringements or misappropriation of any of the Intellectual Property in the Territory nor are there any asserted or unasserted claims by Connetics contesting or challenging the right, title, or interest of any other person in any of the Intellectual Property in the Territory.

                  (d) To the best of Connetics' knowledge, there are no outstanding threatened or actual claims asserted against Connetics alleging the infringement or misappropriation by Connetics of any intellectual property of any other party that may affect the Purchased Assets in the Territory or the revocation, withdrawal, expiration, abandonment, or breach of any right to use the Intellectual Property in the Territory. Connetics has not been notified of any such claim of any person nor does Connetics know of any basis for the existence of any such claim in the Territory.

         4.9 Health, Safety, Employment and Environmental Matters. To the extent that the failure to do so or be so would have a material adverse effect upon the Purchased Assets, to the best of its knowledge Connetics is in compliance with all federal, state, local and foreign laws related to health and occupational safety, environment and hazardous materials and employment practices, that are applicable to Connetics or its business related to the Purchased Assets, and Connetics has conducted its business relating to the Purchased Assets in compliance with the foregoing laws.

         4.10 Ordinary Course. From December 31, 1996 through the date of this Agreement, Connetics has conducted the business relating to the Purchased Assets in the Territory only in the ordinary course and there have been no events or circumstances of any kind that have materially and adversely affected the business related to Purchased Assets.

         4.11 Governmental Approvals. Except for compliance with the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as disclosed in the Schedules to this Section 4, no governmental authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the execution or delivery by Connetics of this Agreement.

                                    SECTION 5
                             COVENANTS OF CONNETICS

         5.1 Conduct of the Business Until Closing. Except for the steps or actions taken pursuant to the prior consent of Pharmascience, Connetics, from the date of this Agreement until the Time of Closing, will conduct its business with respect to the Purchased Assets in good faith and in accordance with the same practices previously followed by it except to the extent specifically contemplated by this Agreement and during that period Connetics shall:

                  (a) conduct the business relating to the Purchased Assets, including without limitation marketing of the Products, only in the normal course;

                  (b) not transfer any of the Purchased Assets;

                  (c) not enter into any trademark or tradename or know-how licenses, or any other leases, licenses, contracts or other commitments relating to the Purchased Assets, unless each such lease, license, contract or commitment (other than purchase orders for raw materials and Products placed in the normal course of business) is disclosed to and approved by Pharmascience;

                  (d) continue to meet the contractual obligations of, and to pay obligations relating to, the Purchased Assets as they mature in the normal course;

                  (e) preserve the good relations with respect to the Products with suppliers, business customers and others with whom Connetics has business relations relating to the Products in the Territory; and

                  (f) not implement in the Territory any price increases or decreases for any of the Products or any new trade or consumer promotions, and not change the terms or conditions or any such promotion in existence on the date hereof.

         5.2 Records and Retained Product. Connetics shall continue to the extent of its current practice to preserve its books and records (including financial information) relating to the Products and the Purchased Assets and retain product samples from each batch of the Products produced for Connetics, and during such periods and upon reasonable notice, shall grant Pharmascience and its agents and representatives reasonable access to such records and retained product samples during normal business hours.

         5.3 Post Closing Orders. Connetics shall promptly (but in no event later than five Business Days after receipt by Connetics' customer service department) deliver any purchase orders and refer all inquiries it shall receive with respect to the Products in the Territory to Pharmascience.

         5.4  Confidentiality.  From and after the date hereof,  Connetics shall use the same efforts to maintain the confidentiality of any proprietary or confidential information regarding the manufacture or sale of the Products in the Territory as Connetics uses with respect to the Products outside  the  Territory;  provided,  however,  that  any  such  confidential  or proprietary information (a) may be shared, subject to execution of a confidentiality agreement, with potential third party manufacturers of the Products, (b) may be disclosed, subject to execution of a confidentiality agreement, with potential purchasers of rights outside the Territory to product lines for which auranofin is an active ingredient; provided that no information specific to Pharmascience shall be disclosed in such context, and (c) may be disclosed to the extent required by law (including without limitation under securities law disclosure requirements).

         5.5 Post-Closing Cooperation. From and after the Time of Closing, in order to assist Pharmascience sell and market the Products in an effective manner, Connetics shall use its best efforts to:

                  (a) permit Pharmascience to have one marketing representative present at Connetics' booths at trade shows and conferences so long as such Pharmascience representative adheres to the protocol, etiquette and communications guidelines that apply to Connetics' representatives at such events;

                  (b) provide, at Pharmascience's request and at cost (e.g., printing and pro rata production costs), reasonable quantities of marketing or promotional materials regarding the Products;

                  (c) provide to Pharmascience any information it receives regarding sales leads in the Territory;

                  (d) permit up to three Pharmascience sales representatives to attend any Product training sessions and national sales meetings that Connetics conducts for Connetics' sales representatives, with the direct costs (e.g., travel, hotel, out-of-pocket expenses, and pro rata amounts of meals and entertainment) to be paid by Pharmascience and with such training to be held at a location reasonably determined by Connetics;

                  (e) inform Pharmascience of any ongoing or planned clinical studies pertaining to the Products.


                                    SECTION 6
                 REPRESENTATIONS AND WARRANTIES OF PHARMASCIENCE

         Pharmascience   hereby   represents   and  warrants  to  Connetics  and
acknowledges that Connetics is relying on such representations and warranties in connection with the transactions contemplated by this Agreement that:

         6.1 Incorporation, Organization and Qualification of Pharmascience. Pharmascience is a corporation duly incorporated, validly existing and in good standing under the law of the jurisdiction of its incorporation, and has the corporate power to own or lease its property and to carry on its business as now being conducted by it. Pharmascience is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary except in such jurisdictions where the failure to so qualify does not in the aggregate have a material adverse effect on Pharmascience's business taken as a whole.

         6.2 Corporate Action. This Agreement and any other agreements and instruments executed in connection herewith are the valid and binding obligations of Pharmascience, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies, and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Pharmascience.

         6.3 Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, is or will be necessary for, or in connection with, execution and delivery of this Agreement, or for the performance by it of its obligations hereunder.


                                    SECTION 7
                           COVENANTS OF PHARMASCIENCE

         7.1 Insurance.

                  (a) Pharmascience. At all times from the Time of Closing for as long as Pharmascience promotes and distributes the Products, Pharmascience shall maintain product liability insurance written on a claims made form in such amounts as are customary in the industry in the Territory for similar products; provided however, that notwithstanding the foregoing, such amounts shall be not less than $1,000,000 per occurrence, $2,000,000 annual aggregate. At Connetics' request, Pharmascience shall provide Connetics with a certificate of insurance as evidence of such insurance at any time. In the event that any such insurance shall be significantly reduced or restricted, terminated or shall otherwise not be renewed, Pharmascience shall immediately notify Connetics.

                  (b) Connetics. At all times from the Time of Closing for as long as Connetics promotes and distributes Products in the United States, Connetics shall maintain product liability insurance written on a claims made form in such amounts as are customary in the industry in the United States for similar products; provided however, that notwithstanding the foregoing, such amounts shall be not less than $1,000,000 per occurrence, $2,000,000 annual aggregate. At Pharmascience's request, Connetics shall provide Pharmascience with a certificate of insurance as evidence of such insurance at any time. In the event that any such insurance shall be significantly reduced or restricted, terminated or shall otherwise not be renewed, Connetics shall immediately notify Pharmascience.

         7.2 Confidentiality. From and after the date hereof until the Time of Closing, Pharmascience shall use the same efforts to maintain the confidentiality of any proprietary or confidential information regarding the
Purchased   Assets  and   Products  as   Pharmascience   uses  to
maintain the confidentiality of its own proprietary information. In the event that there is no Time of Closing under this Agreement, Pharmascience shall return all information regarding the Purchased Assets and Products to Connetics, retaining no copies, excerpts or other analysis or redactions of such information and covenants that no such information shall be disclosed to any third party or utilized in any way by Pharmascience in the conduct of its own business.


                                    SECTION 8
                                MUTUAL COVENANTS

         8.1 Right to Investigate. After the date hereof, Connetics shall afford to representatives of Pharmascience reasonable access to offices, plants, properties, books and records of Connetics relating to the Products, during normal business hours, in order that Pharmascience may have full opportunity to make such investigations as it desires with respect to the Products. In the event of termination of this Agreement prior to the Closing, Pharmascience shall deliver to Connetics all documents, work papers and other material obtained by Pharmascience, or on its behalf, from Connetics and all copies thereof, whether so obtained before or after the execution of this Agreement, and shall not itself use directly or indirectly or through any subsidiary or affiliate any information so obtained, or otherwise obtained from Connetics, hereunder or in connection herewith (unless such information is generally known in the industry or was acquired by Pharmascience prior to the receipt thereof from Connetics or was acquired after the date hereof from a third party having a bona fide right to provide the same to Pharmascience), and shall endeavor to have all such information kept confidential and not used in any manner.

         8.2 Supply Arrangements. On or prior to the Closing, the parties shall enter into the Supply Agreement.

         8.3 Trade returns. For the period prior to the Time of Closing Connetics shall bear the cost of all returns, governmental reimbursements and chargebacks for Products regardless of the date of sale, in each case in accordance with Connetics' then-current practices. Pharmascience will not take any action to encourage any returns of such goods to Connetics. From and after the Time of Closing, Pharmascience shall be responsible for all governmental reimbursements and chargebacks for Products regardless of the date of sale and shall be responsible for returns of Products from the trade in accordance with Pharmascience's return policy.

         8.4 Brokers. Pharmascience represents to Connetics that Pharmascience has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission upon the execution of this Agreement or the consummation of such transactions. Connetics represents to Pharmascience that Connetics has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission upon the execution of this Agreement or the consummation of such transactions. Each party agrees to indemnify and hold the other party harmless with respect to any action, claim or demand with respect to any third party claiming any such fee or commission by reason of its relationship to the indemnifying party.

         8.5 Best Efforts. Each party shall use its best efforts to close, to comply with all covenants herein and to consummate the transactions contemplated hereby as expeditiously as possible.

         8.6 Best Efforts to Obtain Satisfaction of Conditions. Connetics and Pharmascience covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

         8.7 Adverse Event Reports. Pharmascience shall assume responsibility for compliance with Canadian governmental regulations, including without limitation adverse event reporting requirements. To the extent that Connetics receives any adverse event reports (distinguished as serious and non-serious by U.S. Food and Drug Administration (FDA) regulations), Connetics shall promptly (but in no event later than (i) five Business Days for serious adverse events after receipt by Connetics of complete information regarding such events and
(ii) thirty calendar days for non-serious adverse events after receipt by Connetics of complete information regarding such events) forward copies of such reports to Pharmascience at the address set forth in Section 16.3. To the extent that Pharmascience receives any adverse event reports, Pharmascience shall promptly (but in no event later than (i) five Business Days for serious adverse events after receipt by Pharmascience of complete information regarding such events and (ii) thirty calendar days for non-serious adverse events after receipt by Connetics of complete information regarding such events) forward copies of such reports to Connetics at the address set forth in Section 16.3.

         8.8 Transfer of Registrations, etc. Upon Pharmascience's request and to the extent legally permissible, Connetics will transfer to Pharmascience or facilitate the transfer from SmithKline any health registrations in Connetics' possession necessary to enable uninterrupted manufacture, marketing and sale of the Products in the Territory. Connetics will cooperate with Pharmascience in disclosing and copying any relevant records and reports which are required to be made, maintained and reported pursuant to law.

         8.9 Transfer of Regulatory Responsibility. Pharmascience shall be responsible for transferring the Canadian registrations and permits and transferring regulatory responsibilities for the Products in the Territory from Connetics or SmithKline to Pharmascience as expeditiously as possible. Without limiting the foregoing, Pharmascience shall be responsible for effecting the transfer of all Health Protection Branch (HPB) registrations and permits, and Connetics will provide reasonable assistance to Pharmascience in such transfer.

         8.10 Sales and Marketing Cooperation. Connetics and Pharmascience shall exchange, on a regular basis, information regarding sales and marketing initiatives for the Products. In addition, representatives of each party shall meet at least once per calendar year (at a mutually agreed upon time and location) to discuss sales and marketing strategies, assess the state of the arthritis market, and review historical and projected sales levels.

                                    SECTION 9
                              CLOSING ARRANGEMENTS

         9.1 Closing Arrangements. At or before the Time of Closing upon fulfillment of all the conditions hereof which have not been waived in writing by Pharmascience or Connetics respectively:

                  (a) Connetics' Delivery of Closing Documents. Connetics shall deliver to Pharmascience:

                           (i) a bill of sale and  assignment  substantially  in
the form of Exhibit C;

                           (ii)  all  technical  data,   formulations,   product
literature and other documentation related to the Purchased Assets;

                           (iii) such  certificates  of Connetics'  officers and
such other  documents  evidencing  satisfaction  of the conditions  specified in
Section 10 as Pharmascience shall reasonably request; and

                           (iv)   such   other   documents,    instruments   and
certificates as Pharmascience may reasonably request.

                  (b)    Pharmascience's    Delivery   of   Closing   Documents.
Pharmascience shall deliver to Connetics:

                           (i) such certificates of Pharmascience's officers and
such other  documents  evidencing  satisfaction  of the conditions  specified in
Section 11 as Connetics shall reasonably request; and

                           (ii)   such   other   documents,    instruments   and
certificates as Connetics may reasonably request.

                  (c) Payment of Purchase Price. On the fulfillment of the foregoing terms of Section 9 and upon the fulfillment of all the conditions of this Agreement, which have not been specifically waived in writing by Connetics or Pharmascience, as the case may be, Pharmascience shall pay and satisfy the Purchase Price as provided in Section 3 hereof.

                  (d) Physical Delivery. Pursuant to delivery arrangements specified by Pharmascience to Connetics prior to the Time of Closing, and reasonably acceptable to Connetics, Connetics shall deliver to Pharmascience at Pharmascience's premises those tangible assets included in the Purchased Assets at the Time of Closing or as soon thereafter as reasonably practical but in no event later than ten Business Days after the Time of Closing.

                  (e) Transfer Expenses. At Pharmascience's request, Connetics shall deliver to Pharmascience such trademark assignment documents in recordable form necessary to effect the transfer to Pharmascience of all trademarks included in the Intellectual Property. Pharmascience shall be responsible for the recordation of same and Pharmascience shall bear any costs and fees related thereto. Pharmascience shall be responsible for all costs associated with maintenance of trademarks from the Time of Closing.


                                   SECTION 10
                      PHARMASCIENCE'S CONDITIONS OF CLOSING

         The sale and purchase of the Purchased Assets in accordance with the terms of this Agreement are subject to the following terms and conditions, each of which is included for the exclusive benefit of Pharmascience, to be fulfilled and/or performed at or prior to the Time of Closing:

         10.1 Representations and Warranties at Closing. The representations and warranties of Connetics to Pharmascience contained in this Agreement and Exhibits hereto shall be true and correct in all material respects at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time and Connetics shall deliver to Pharmascience at the Time of Closing certificate(s) by an officer of Connetics to such effect provided that the receipt of such evidence and the closing of the transaction herein provided for shall not be nor be deemed to be a waiver of the representations and warranties contained in this Agreement and Schedules hereto.

         10.2 Compliance with Terms and Conditions. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Connetics at or before the Time of Closing shall have been complied with or performed in all material respects.

         10.3 Necessary Consents. There shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such approvals or consents as are required to permit the change of ownership of the Purchased Assets contemplated hereby.

         10.4 No Actions Taken Restricting Sale. No action or proceeding in the Territory by law or in equity shall be pending or threatened by any person, firm, corporation, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

         10.5 Non-Performance of Conditions for the Benefit of Pharmascience. In the event that any of the conditions set forth in this Section 10 shall not be fulfilled and/or performed at or before the Time of Closing, Pharmascience may rescind this Agreement by notice in writing to Connetics, and Pharmascience shall thereupon be released from all obligations under this Agreement unless the condition or conditions for the non-fulfillment of non-performance of which Pharmascience has rescinded this Agreement are reasonably capable of being fulfilled and/or performed or caused to be fulfilled or performed by Connetics, then Connetics shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by Pharmascience at any time without prejudice to its rights of rescission in the event of non-fulfillment and/or non-performance of any other condition or conditions, any such waiver to be binding upon Pharmascience only if the same is in writing.

         10.6 Supply Agreement. The parties shall have entered into the Supply Agreement.

         10.7 Release of Security Interests. Connetics shall have obtained all required releases from third parties (including, without limitation, SmithKline and Silicon Valley Bank) who hold any security interest in the Purchased Assets.


                                   SECTION 11
                        CONNETICS' CONDITIONS OF CLOSING

         The sale and purchase of the Purchased Assets in accordance with the terms of this Agreement is subject to the following terms and conditions, each of which is included for the exclusive benefit of Connetics. Each of such conditions is to be fulfilled and/or performed at or prior to the Time of Closing.

         11.1 Compliance with Terms. All the terms, covenants and conditions of this Agreement to be complied with or performed by Pharmascience at or before the Time of Closing shall have been duly complied with or performed in all material respects.

         11.2 No Action Taken Restricting Sale. No action or proceeding in the United States or Canada at law or in equity shall be pending or threatened by any person, firm, corporation, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the sale of the Purchased Assets contemplated hereby or the right of Connetics to sell the Purchased Assets.

         11.3 Non-Performance of Conditions for the Benefit of Connetics. In the event that any of the conditions set forth in this Section 11 shall not be fulfilled and/or performed at or before the Time of Closing, Connetics may rescind this Agreement by notice in writing to Pharmascience and Connetics shall thereupon be released from all obligations under this agreement and Pharmascience shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by Connetics at any time without prejudice to its respective rights of rescission in the event of a non-fulfillment and/or non-performance of any other condition or conditions, any such waiver to be binding upon Connetics only if the same is in writing

         11.4 Supply Agreement. The parties shall have entered into the Supply Agreement.


                                   SECTION 12
                  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

         The obligations of each of the parties hereto are subject to the condition that at the Time of Closing, there shall exist no injunction or other order issued by a court of competent jurisdiction which would make unlawful the consummation of the transactions contemplated by this Agreement.

                                   SECTION 13
                                 INDEMNIFICATION

         13.1 Connetics' Indemnification. Connetics will indemnify and hold harmless Pharmascience and each of its directors, officers, employees, advisors, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs, claims and expenses, including but not limited to attorney's fees, arising out of, based upon or resulting from:

                  (a) any claims against, or liabilities or obligations of, Connetics or against the Purchased Assets other than the Assumed Liabilities;

                  (b) any inaccuracy of any representation or warranty or schedule of Connetics which is contained in or made pursuant to this Agreement;

                  (c) any tax liability of Connetics (other than sales and use taxes referred to in Section 3.2 of this Agreement) including, without limitation, any tax liability arising out of the failure of Connetics or Pharmascience to comply with any provisions of the tax laws of the State of California;

                  (d) any breach by Connetics of any of its agreements, covenants, warranties or obligations contained in or made pursuant to this Agreement; or

                  (e) any claims, liabilities or obligations arising from the sale of Products in the Territory by Connetics or SmithKline prior to the Closing.

         Connetics shall have no obligation to indemnify Pharmascience under this Section 13.1 for any breach of Connetics' representations and warranties made in or pursuant to this Agreement, until such time, if any, as the aggregate amount of the liabilities, losses, damages, claims costs and expenses arising out of such breach exceeds $50,000 and then only to the extent of such excess.

         13.2 Pharmascience's Indemnification. Pharmascience will indemnify and hold harmless Connetics and each of its directors, officers, employees, advisors, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs, claims and expenses including but not limited to attorney's fees arising out of, based upon or resulting from:

                  (a) any inaccuracy of any representation or warranty of Pharmascience which is contained in or made pursuant to this Agreement;

                  (b) any breach by Pharmascience of any of its agreements, covenants, warranties or obligations contained in or made pursuant to this Agreement;

                  (c)  any  of  the  Assumed  Liabilities,   excluding  damages,
liabilities, costs and claims arising out of or related to returns to the extent that Connetics has retained liability pursuant to Section 8.4; or

                  (d) the Products ordered by Connetics on Pharmascience's behalf pursuant to Section 8.2 above.

         Pharmascience shall have no obligation to indemnify Connetics under this Section 13.2 for any breach of Pharmascience's representations and warranties made in or pursuant to this Agreement, until such time, if any, as the aggregate amount of the liabilities, losses, damages, claims costs and expenses arising out of such breach exceeds $50,000 and then only to the extent of such excess. For the avoidance of doubt this limitation does not apply to Pharmascience's obligations to pay the Purchase Price.

         13.3 Claims Procedures. (a) Promptly after the receipt by any party hereto of notice or upon any party becoming otherwise aware of (x) any claim or
(y) the commencement of any action or proceeding, such party (the "Aggrieved Party") will, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the "Indemnifying Party") pursuant to this
Section 13, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such action within a reasonable time, but in no event more than thirty days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action.

                  (b) If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Aggrieved Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, or enter into any settlement, except with the written consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim or litigation.

                  (c) If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Aggrieved Party may defend against such claim or litigation in such manner as it may deem appropriate and, unless the Indemnifying Party shall deposit with the Aggrieved Party a sum equivalent to the total amount demanded in such claim or litigation, or shall deliver to the Aggrieved Party a surety bond or an irrevocable letter of credit in form and substance reasonably satisfactory to the Aggrieved Party, the Aggrieved Party may settle such claim or litigation on such terms as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all reasonable expenses, including, without limitation, attorneys' fees, incurred by the Aggrieved Party in connection with the defense against or settlement of such claims or litigation. If no settlement of such claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, including, without limitation, attorneys' fees, incurred by the Aggrieved Party in the defense against such claim or litigation.

         13.4 Nature of Survival of Representations, Etc. All representations and warranties and agreements made by the parties hereto shall survive the Time of Closing and any investigation at any time made by or on behalf of either party, provided, however, that no suit or action may be commenced in respect of a representation or warranty after twelve (12) months from the Time of Closing.


                                   SECTION 14
                                     CLOSING

         The completion of the transactions contemplated by this agreement shall take place at the Time of Closing at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, U.S.A. or at such other place as may be agreed upon by the parties hereto.


                                   SECTION 15
                CONDUCT OF BUSINESS PRIOR TO THE TIME OF CLOSING

         It is expressly understood by the parties that in the event that there is no closing under this Agreement, Pharmascience shall have no rights whatsoever to the revenues from the Products, and shall have no liability for the Assumed Liabilities or for any costs or expenses incurred or accrued with respect to the business related to the Products.


                                   SECTION 16
                                  MISCELLANEOUS

         16.1 Further Assurances. Each of the parties hereto upon the request of the other party hereto, whether before or after the Time of Closing and without further consideration, shall do, execute, acknowledge and deliver or cause to be done, executed acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

         16.2 Announcements. The parties hereto agree that no disclosure or public announcement with respect to this Agreement or any of the transactions contemplated by this Agreement shall be made by any party hereto without the prior consent of Connetics or Pharmascience provided, however, that nothing herein contained shall restrict Connetics or Pharmascience from making any public announcement of the transactions contemplated by this Agreement to the extent that it, in its sole discretion reasonably exercised, is of the view that such announcement is required or deemed advisable in order to meet its obligations under the securities laws or stock exchange requirements in Canada or the United States. Notwithstanding the foregoing, Connetics may disclose this Agreement and the transactions contemplated hereby, to the extent reasonably necessary, in connection with (a) a private placement of securities for the purpose of obtaining financing and/or (b) Connetics' filing and disclosure obligations under the Exchange Act, including the filing of this Agreement and all exhibits with the Securities and Exchange Commission.

         16.3 Notices. Any notice, direction or other instrument required or permitted to be given to Connetics hereunder shall be in writing and may be given by delivering the same to Connetics via internationally-recognized courier as follows:

              To:               Connetics Corporation
                                3400 W. Bayshore Road
                                Palo Alto, CA  94303
                                Attn:  Chief Executive Officer


              Copy to:          Venture Law Group
                                2800 Sand Hill Road
                                Menlo Park, CA  94025
                                Attn:  Joshua L. Green


         Any notice, direction or other instrument required or permitted to be given to Pharmascience hereunder shall be in writing and may be given by delivering the same to Connetics via internationally-recognized courier as follows:

              To:               Pharmascience, Inc.
                                8400 Darnley Road
                                Montreal, Quebec
                                H4T 1M4
                                Attn:  Chairman of the Board

                  Any such notice, direction or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered and if transmitted by telecommunication shall be deemed to have been given at the opening of business in the office of the addressee on the Business Day next following the transmission thereof.

         Any party hereto may change its address for service from time to time by notice given to the other parties hereto in accordance with the foregoing.

         16.4 Termination.

         (a) This  Agreement  may be terminated at any time prior to the Time of
Closing:

                  (i) by mutual consent of Connetics and Pharmascience; and

                  (ii)  by  either   Connetics  or  Pharmascience  if  the  sale
contemplated hereby shall not have been consummated on or before January 31, 1998.

         (b) In the event of termination of this Agreement in accordance with this Section 16.4, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Connetics or Pharmascience. Termination shall not, however, relieve either party of any obligations incurred prior to the termination.

         16.5 Time of the Essence. Time shall be of the essence.

         16.6 Applicable Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of California, U.S.A.

         16.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the transactions provided for herein and, except as stated herein and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the agreements between the parties hereto and there are no verbal agreements or understandings between the parties hereto not reflected in this Agreement. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

         16.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

         16.9 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors, administrators, and assigns; provided, however, that this Agreement shall not be assignable by Connetics or Pharmascience hereto prior to the Time of Closing without the written consent of the other party.


                            [Signature Page Follows.]

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.


                                             PHARMASCIENCE, INC.



                                             By: /s/ Pharmascience, Inc.
                                                --------------------------------
                                             Title:
                                                   -----------------------------


                                             CONNETICS CORPORATION



                                             By: /s/ Thomas G. Wiggans
                                                --------------------------------
                                             Title:  President and Chief
                                                   -----------------------------
                                                     Executive Officer
                                                   -----------------------------

                                    EXHIBIT A

                          Intellectual Property Rights

TRADEMARKS

Canadian Trademark Registration

Registration No. TMA316,242

Trademark Oppositions/Litigation

No known pending oppositions or litigation, or threats thereof, affecting RIDAURA trademarks in Canada.

COPYRIGHTS

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                                    EXHIBIT B


                                SUPPLY AGREEMENT

[Filed as Exhibit 10.55 to Connetics' Registration Statement on Form S-1 (File No. 333-41195).]



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                                    EXHIBIT C

                           BILL OF SALE AND ASSIGNMENT


         Bill of Sale and Assignment, dated December __, 1997, from Connetics Corporation, a Delaware corporation ("Connetics") to Pharmascience, Inc., a Canadian corporation ("Pharmascience").

         1. Pursuant to the Canadian Asset Purchase Agreement between Connetics and Pharmascience dated December __, 1997 (the "Agreement"), incorporated herein by reference, and for valuable consideration therein recited, including a purchase price payable as set forth in Section 3 of the Agreement, and other good and valuable consideration recited therein, Connetics has respectively sold, conveyed, assigned, transferred, set over and delivered and by these presents does hereby sell, convey, assign, transfer, set over and deliver unto Pharmascience, and to its successors and assigns forever, all and singular rights, title and interest in and to the Purchased Assets as described in
Section 2 of the Agreement, all of which is incorporated herein by reference.

         2. Connetics hereby covenants and agrees to and with Pharmascience, its successors and assigns, to execute and deliver all such other and further instruments of conveyance, assignment and transfer and all such other notices, releases, acquittances, powers of attorney and other documents, and to do all such other acts and things as may be necessary more fully to convey and assign to Pharmascience or its successors or assigns, all and singular rights, title and interest in and to the Purchased Assets therein and hereby conveyed, assigned and transferred to or acquired by Pharmascience by any such specific conveyances and assignments; and in case of conflict, such specific instrument shall control with respect to the properties or assets assigned or conveyed thereby.



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         3.  Connetics   represents  and  warrants  to  Pharmascience  that  (i)
Connetics is the sole owner of all the Purchased Assets with good title thereto free and clear of any mortgage, lien, charge, security interest, adverse claim or other encumbrance whatsoever (collectively, the "Encumbrances"), and (ii) Connetics has the right to transfer to Pharmascience good title to the Purchased Assets, free and clear of all Encumbrances, and to execute this Bill of Sale and Assignment.


                            [Signature page follows]

                                      -2-

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         IN  WITNESS  WHEREOF,  Connetics  has  caused  this  Bill of  Sale  and
Assignment to be executed as of the date first above written.


                                               Connetics Corporation


                                               By:  _________________________

                                               Title:  _________________________

                                      -3-